FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) February 22, 1999
                                                 (February 12, 1999)
                                                 -------------------


                         ESPEY MFG. & ELECTRONICS CORP.
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             (Exact name of registrant as specified in its charter)


    New York                          I-4383                      14-1387171
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(State or other                    (Commission                  (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)

233 Ballston Avenue, Saratoga Springs, New York                      12866
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(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code    518-584-4100
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                                 Not Applicable
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          (Former name or former address, if changed since last report)

Item 5.           Other Events.
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On February 12, 1999, Espey Mfg. & Electronics  Corp.  ("ESPEY") amended certain provisions (the "Amendment") of its existing Rights Agreement dated March 31, 1989, between Espey and Registrar and Transfer Company (the "Rights Agreement"). The Rights Agreement provides, generally, that upon certain events, including the acquisition by certain parties of a specified percentage of the Company's stock, shareholders receive rights to purchase additional stock at a price specified in the Rights Agreement. The Amendment extends the expiration date of the Rights Agreement until December 31, 1999 and lowers the percentage at which the shareholders receive those rights to 15%. As amended, the Rights Agreement remains in full force and effect. For more information, please see the Amendment which is attached hereto as Exhibit 4.1.

ITEM 7.           Financial Statement and Exhibits
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                  (a) Financial Statements of Business Acquired:      N/A

                  (b) Pro Forma Financial Information: N/A

                  (c) Exhibits:

                                    4.1  Amendment  to Rights  Agreement,  dated
                                    February  12,  1999,  between  Espey  Mfg. &
                                    Electronics   Corp.,   and   Registrar   and
                                    Transfer Company.



                                    SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            ESPEY MFG. & ELECTRONICS CORP.

                                            /s/  David O'Neil
                                            -----------------
                                            David O'Neil, Assistant Treasurer
                                             And Controller


Dated: February 22, 1999

                                  EXHIBIT INDEX




         Exhibit No.                Document

            4.1 Amendment of Rights Agreement, dated February 12, 1999, between Espey Mfg. & Electronics Corp. and Registrar and Transfer Company.